EXHIBIT 23(j)

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors of
     The Infinity Mutual Funds, Inc.:

We consent to the use our reports dated February 3, 1999 for The Infinity Mutual Funds, Inc. - The Correspondent Cash Reserves and February 19, 1999 for The Infinity Mutual Funds, Inc. - ISG Funds as incorporated by reference herein and to the reference of our firm under the headings "Financial Highlights" in the Prospectuses and "Counsel and Independent Auditors" in the Statements of Additional Information included herein.

Columbus, Ohio
April 28, 1999